Exhibit 99.1

Natural Health Trends Reports Fourth Quarter and Full Year 2023 Financial Results

– Fourth quarter revenue of $10.9 million increased 3% compared to the third quarter of 2023

– Cash flows from operations improved $2.0 million year-over-year before tax installment payments

– Declared a quarterly cash dividend of $0.20 per share

HONG KONG – February 7, 2024 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023 Financial Highlights

•	Revenue of $10.9 million increased 3% compared to $10.6 million in the third quarter of 2023 and decreased 13% compared to $12.5 million in the fourth quarter of 2022.
•	Operating loss was $242,000 compared to operating loss of $292,000 in the third quarter of 2023 and operating income of $43,000 in the fourth quarter of 2022.
•

Net income was $358,000, or $0.03 per diluted share, compared to $172,000, or $0.02 per diluted share, in the third quarter of 2023 and $188,000, or $0.02 per diluted share, in the fourth quarter of 2022.

•	The number of Active Members[1] were down 6% to 32,410 at December 31, 2023, compared to 34,660 at September 30, 2023, and decreased 16% compared to 38,660 at December 31, 2022.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Full Year 2023 Financial Highlights

•	Revenue of $43.9 million decreased 11% compared to $49.1 million in 2022.
•	Operating loss was $1.7 million, compared to $270,000 in 2022.
•	Net income was $568,000, or $0.05 per diluted share, compared to $313,000, or $0.03 per diluted share, in 2022.

Management Commentary

“We managed to achieve a sequential increase in orders despite tepid consumer sentiment in China and price increases in several markets in the quarter. We believe the increased frequency and size of in-person activities contributed to the uptick. We plan to sponsor more such events in the coming months to continue improving the effectiveness of our market campaigns.” commented Chris Sharng, President of Natural Health Trends Corp.

Mr. Sharng continued, “Though under pressure from lingering inflation and stronger dollar, we succeeded in protecting margin and controlling costs. With more emphasis on training in the coming year, we believe we are well positioned to benefit from further volume boost.”

Balance Sheet and Cash Flow

•

Net cash used in operating activities was $69,000 in the fourth quarter of 2023, compared net cash provided by operating activities of $938,000 in the fourth quarter of 2022. Net cash used in operating activities was $4.3 million in 2023, compared to $4.9 million in 2022. Before tax installment payments, the liability of which arises from the 2017 U.S. Tax Cuts and Jobs Act (the “Act Act”), cash used in operating activities was $1.2 million in 2023, versus $3.2 million a year ago. Of the total Tax Act liability of $20.2 million, $11.2 million has been paid to date.

•	Total cash and cash equivalents were $56.2 million as of December 31, 2023, down from $69.7 million as of December 31, 2022.
•

On February 5, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on March 1, 2024 to stockholders of record as of February 20, 2024.

The Company expects to issue its 2023 audited financial results in late February with its Annual Report on Form 10-K to be filed with the United States Securities and Exchange Commission. These financial results are preliminary and the accompanying financial statements have not been audited or have not yet been reviewed by the Company’s independent accountants. Significant updates and revisions may be required before the release of the Company’s 2023 audited financial results.

Fourth Quarter and Full Year 2023 Financial Results Conference Call

Management will host a conference call to discuss the fourth quarter and full year 2023 financial results today, Wednesday, February 7, 2024 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, February 7, 2024
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13743993
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1653011&tp_key=5a8602f7ee

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on February 7, 2024 through 11:59 p.m. Eastern Time on February 14, 2024 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number:  13743993.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on March 3, 2023 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (Hong Kong): +852-3107-0800

Tel (U.S.): 310-541-0888

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$56,178	$69,667
Inventories	4,293	4,525
Other current assets	3,758	3,359
Total current assets	64,229	77,551
Property and equipment, net	266	394
Operating lease right-of-use assets	3,319	3,992
Restricted cash	39	79
Deferred tax asset	369	195
Other assets	869	606
Total assets	$69,091	$82,817
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$990	$810
Income taxes payable	3,716	2,972
Accrued commissions	2,067	2,943
Other accrued expenses	1,170	1,181
Deferred revenue	6,166	5,597
Amounts held in eWallets	3,945	4,895
Operating lease liabilities	1,146	1,135
Other current liabilities	784	905
Total current liabilities	19,984	20,438
Income taxes payable	5,054	9,098
Deferred tax liability	135	141
Operating lease liabilities	2,318	2,989
Total liabilities	27,491	32,666
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	84,695	86,102
Accumulated deficit	(17,703)	(9,056)
Accumulated other comprehensive loss	(1,069)	(1,004)
Treasury stock, at cost	(24,336)	(25,904)
Total stockholders’ equity	41,600	50,151
Total liabilities and stockholders’ equity	$69,091	$82,817

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Net sales	$10,937	$12,512	$43,924	$49,134
Cost of sales	2,789	3,263	11,175	12,661
Gross profit	8,148	9,249	32,749	36,473
Operating expenses:
Commissions expense	4,553	5,377	18,414	20,747
Selling, general and administrative expenses	3,837	3,829	16,006	15,996
Total operating expenses	8,390	9,206	34,420	36,743
Income (loss) from operations	(242)	43	(1,671)	(270)
Other income, net	708	400	2,416	872
Income before income taxes	466	443	745	602
Income tax provision	108	255	177	289
Net income	$358	$188	$568	$313
Net income per common share:
Basic	$0.03	$0.02	$0.05	$0.03
Diluted	$0.03	$0.02	$0.05	$0.03
Weighted-average number of common shares outstanding:
Basic	11,448	11,423	11,436	11,362
Diluted	11,461	11,423	11,456	11,423

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:	(Unaudited)
Net income	$568	$313
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	164	204
Share-based compensation	161	—
Noncash lease expense	1,109	1,172
Deferred income taxes	(178)	90
Changes in assets and liabilities:
Inventories	228	680
Other current assets	(452)	992
Other assets	(270)	(67)
Accounts payable	181	52
Income taxes payable	(3,299)	(1,404)
Accrued commissions	(866)	(654)
Other accrued expenses	(4)	(732)
Deferred revenue	565	(2,901)
Amounts held in eWallets	(947)	(1,432)
Operating lease liabilities	(1,119)	(1,220)
Other current liabilities	(119)	55
Net cash used in operating activities	(4,278)	(4,852)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(46)	(143)
Net cash used in investing activities	(46)	(143)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(9,215)	(9,138)
Net cash used in financing activities	(9,215)	(9,138)
Effect of exchange rates on cash, cash equivalents and restricted cash	10	(486)
Net decrease in cash, cash equivalents and restricted cash	(13,529)	(14,619)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	69,746	84,365
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$56,217	$69,746
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use assets obtained in exchange for operating lease liabilities	$147	$2,234